ALLIED MORAL HOLDINGS LIMITED

REPORT AND CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

ALLIED MORAL HOLDINGS LIMITED
REPORT AND CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

CONTENTS

Pages

Independent Auditors' Report	1

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Owners' Equity	4

Consolidated Statements of Cash Flows	5 - 6

Notes to the Consolidated Financial Statements	7 - 21

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,		December 31,
Assets	2005	2005	2006	2006
	RMB	USD	RMB	USD
Current assets
Cash (note 4)	1,102,457.45	136,608	2,638,086.72	338,039
Trade accounts receivable (note 5)	59,535,600.00	7,377,215	20,675,405.00	2,649,300
Prepayments and other receivables (note 6)	25,367,833.26	3,143,396	21,746,265.56	2,786,518
Due from related party (note 15(b))	-	-	5,370,000.00	688,100
Inventories (note 7)	11,622,162.58	1,440,133	12,679,124.15	1,624,675
Deferred income tax assets (note 14)	147,335.34	18,257	147,335.34	18,879

Total current assets	97,775,388.63	12,115,609	63,256,216.77	8,105,511

Property, plant and equipment, net (note 8)	4,017,427.45	497,810	3,400,283.27	435,705
Intangible assets, net (note 9)	8,388,329.45	1,039,420	6,995,305.17	896,363
Investment in affiliated company	449,757.16	55,731	497,039.15	63,689
Deferred income tax assets (note 14)	62,947.35	7,800	41,964.90	5,377

Total assets	110,693,850.04	13,716,370	74,190,809.26	9,506,645

Liabilities, minority interest and owners' equity

Current liabilities
Trade accounts payable	5,875,100.00	727,999	4,978,889.39	637,984
Income taxes payable	2,186,828.28	270,976	6,460,450.16	827,828
Accrued liabilities and other payables (note 10)	26,108,406.46	3,235,162	12,192,067.46	1,562,264
Due to related parties (note 15(b))	56,999,991.72	7,063,021	50,007,983.99	6,407,912

Total current liabilities	91,170,326.46	11,297,158	73,639,391.00	9,435,988

Minority interest (Note 21)	7,624,602.34	944,785	7,340,769.53	940,630

Owners' equity (deficit)
Capital (Note 11 (a))	8.28	1	8.28	1
Discount on capital issuance (Note 11(b))	(13,056,632.99)	(1,577,555)	(13,056,632.99)	(1,577,555)
Retained earnings	24,955,545.95	3,051,981	6,267,273.44	707,581

Total owners' equity (deficit)	11,898,921.24	1,474,427	(6,789,351.27)	(869,973)

Total liabilities, minority interest and
owners' equity (deficit)	110,693,850.04	13,716,370	74,190,809.26	9,506,645

See accompanying notes to consolidated financial statements.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATION
YEARS ENDED DECEMBER 31, 2005 AND 2006

	Year Ended December 31,		Year Ended December 31,
	2005	2005	2006	2006
	RMB	USD	RMB	USD

Revenues, net (note 12)	80,193,465.60	9,800,487	98,253,579.64	12,346,672

Cost of revenues	(33,966,952.05)	(4,151,120)	(21,109,883.50)	(2,652,695)

Gross profit	46,226,513.55	5,649,367	77,143,696.14	9,693,977

General and administrative expenses (note 13)	(9,258,215.68)	(1,131,452)	(10,161,519.15)	(1,276,910)
Sales and marketing expenses	(502,776.87)	(61,445)	(981,272.35)	(123,308)
Research and development costs	(591,332.04)	(72,267)	(989,034.80)	(124,283)

Operating income	35,874,188.96	4,384,203	65,011,869.84	8,169,476

Interest income	5,553.04	679	9,353.60	1,175
Equity in income (loss) of affiliated company	(50,242.84)	(6,140)	47,281.99	5,942

Income before income taxes and
minority interest	35,829,499.16	4,378,742	65,068,505.43	8,176,593

Income tax expense (note 14)	(2,876,545.59)	(351,544)	(11,107,522.08)	(1,395,786)

Net income before minority interest	32,952,953.57	4,027,198	53,960,983.35	6,780,807

Minority interest	(179,043.79)	(21,881)	283,832.81	35,667

Net income before minority interest	32,773,909.78	4,005,317	54,244,816.16	6,816,474

Translation adjustments	-	(8,690)	-	3,992

Net income	32,773,909.78	3,996,627	54,244,816.16	6,820,466

See accompanying notes to consolidated financial statements.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OWNERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2005 AND 2006

		Discount on
		Capital	Retained
	Capital	Issuance	earnings	Total
	RMB	RMB	RMB	RMB
	(note 11(a))	(note 11(b))	(note 11(c))

Balance as of January 1, 2005	8.28	(13,056,632.99)	(7,818,363.83)	(20,874,988.54)

Net profit	-	-	32,773,909.78	32,773,909.78

Balance as of December 31, 2005	8.28	(13,056,632.99)	24,955,545.95	11,898,921.24

Net profit	-	-	54,244,816.16	54,244,816.16
Dividend (note 11(d))	-	-	(72,933,088.67)	(72,933,088.67)

Balance as of December 31, 2006	8.28	(13,056,632.99)	6,267,273.44	(6,789,351.27)

		Discount on
		Capital	Retained
	Capital	Issuance	earnings	Total
	USD	USD	USD	USD

Balance as of January 1, 2005	1	(1,577,555)	(944,646)	(2,522,200)

Net profit	-	-	3,996,627	3,996,627

Balance as of December 31, 2005	1	(1,577,555)	3,051,981	1,474,427

Net profit	-	-	6,820,466	6,820,466
Dividend	-	-	(9,164,866)	(9,164,866)

Balance as of December 31, 2006	1	(1,577,555)	707,581	(869,973)

See accompanying notes to consolidated financial statements.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005 AND 2006

	Year Ended December 31,		Year Ended December 31,
	2005	2005	2006	2006
	RMB	USD	RMB	USD

Cash flows from operating activities:

Net income	32,773,909.78	3,996,627	54,244,816.16	6,820,466

Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation of property, plant and equipment	956,495.93	116,894	1,210,249.89	152,082
Amortization of intangible assets	1,807,846.28	220,938	1,393,024.28	175,049
Minority interest	179,043.79	21,881	(283,832.81)	(35,667)
Equity in (income) loss of affiliated company	50,242.84	6,140	(47,281.99)	(5,942)
Deferred taxes	(210,282.69)	(25,699)	20,982.45	2,637
Translation adjustments	-	71,999	-	(39,935)

Changes in assets and liabilities:
Trade accounts receivable	(59,044,100.00)	(7,316,312)	38,860,195.00	4,979,459
Prepayments and other receivables	(8,798,922.98)	(1,090,298)	(128,272.30)	(16,437)
Inventories	1,429,587.54	177,144	(1,056,961.57)	(135,437)
Trade accounts payable	(12,162,673.00)	(1,507,109)	(896,210.61)	(114,838)
Income taxes payable	262,299.96	32,502	4,273,621.88	547,612
Accrued liabilities and other payables	24,956,602.82	3,092,439	(13,916,339.00)	(1,783,209)
Amounts due from/to related parties	23,950,000.00	2,967,708	7,992.27	1,024

Net cash provided by operating activities	6,150,050.27	764,854	83,681,983.65	10,546,864

See accompanying notes to consolidated financial statements.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
YEARS ENDED DECEMBER 31, 2005 AND 2006

	Year Ended December 31,		Year Ended December 31,
	2005	2005	2006	2006
	RMB	USD	RMB	USD

Cash flows from investing activities:
Investment in affiliated company	(300,000.00)	(37,174)	-	-
Capital expenditures	(1,127,267.00)	(139,683)	(608,871.71)	(78,019)
Refund of capital expenditures	-	-	15,766.00	2,020
Advances to related parties	-	-	(5,370,000.00)	(688,100)
Advances to third parties	(1,321,840.00)	(163,793)	-	-
Repayments of advances by third parties	650,000.00	80,543	3,749,840.00	480,496

Net cash used in investing activities	(2,099,107.00)	(260,107)	(2,213,265.71)	(283,603)

Cash flows from financing activities:
Dividend paid	-	-	(72,933,088.67)	(9,164,866)
Repayment of advances to related parties	(3,850,000.00)	(477,064)	(7,000,000.00)	(896,964)

Net cash used in financing activities	(3,850,000.00)	(477,064)	(79,933,088.67)	(10,061,830)

Net increase in cash	200,943.27	27,683	1,535,629.27	201,431

Cash as of January 1	901,514.18	108,925	1,102,457.45	136,608

Cash as of December 31	1,102,457.45	136,608	2,638,086.72	338,039

Supplemental disclosures of cash flow and non-cash information:

Interest paid	29,128.44	3,560	-	-
Income tax paid	900,000.00	109,989	6,812,917.75	856,120

Assignment of third party loan to related party loan	5,000,000.00	619,563	-	-

See accompanying notes to consolidated financial statements.

To be consistent with the account sequence in Balance Sheet.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

1.	Organization and Principal Activities

Allied Moral Holdings Limited (the "Company" or "Allied Moral") was incorporated in the British Virgin Island ("BVI") on July 26, 2006 as a limited liability company. The Company's ultimate sole beneficiary and owner is Mr. Hui Xiaobing. The Company was established in connection with the reorganization of Tibet Changdu Shengfeng Industry Development Co., Ltd. ("Tibet Changdu"), Wuhan Kangqiao Medical New Technology Co., Ltd ("Wuhan Kangqiao"), Shenzhen Hyper Technology Co., Ltd ("Shenzhen Hyper") and Beijing Yuankang Kbeta Nucleus Technology Co., Ltd ("Beijing Kbeta").

As part of a corporate reorganization, a series of equity transfers were carried out between Tibet Changdu and the equity holders of Wuhan Kangqiao, Shenzhen Hyper and Beijing Kbeta during 2005 and 2006 to transfer the beneficial interests in the three companies to Tibet Changdu.

Upon the completion of reorganization, Allied Moral owned 100% equity interest of Tibet Changdu. Tibet Changdu owned 100% equity interest of Wuhan Kangqiao and 75% equity interest of Shenzhen Hyper and 50% equity interest of Beijing Kbeta.

The Company and its subsidiaries are collectively referred to as the "Group".

The Group is principally engaged in the development, production, sales and after sales service of Gamma Treatment System ("GTS") products.

2.	Basis of Presentation

The Company's consolidated financial statements for the years ended December 31, 2005 and 2006 are presented in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") for the interest of the investors.

Because the Company, Tibet Changdu, Wuhan Kangqiao and Shenzhen Hyper were under common control, the Company's acquisition of Tibet Changdu and Tibet Changdu's acquisition of Wuhan Kangqiao and Shenzhen Hyper has been accounted for in a manner similar to a pooling of interests. Accordingly, the assets and liabilities of Tibet Changdu and its Subsidiaries transferred to the Company have been recognized at their historical carrying amount.

The Group's functional and reporting currency is the Chinese Renminbi ("RMB"). For the convenience of the reader, the U.S. dollar translation amounts are included in the accompanying consolidated financial statements. Opening balances of owners' equity for the year 2005 is translated to US$ at the rate of US$1.00=RMB8.2765 on December 31, 2004, assets and liabilities are translated to US$ at the rate of US$1.00=RMB8.0702 on December 31, 2005 and US$1.00=RMB 7.8041 on December 31, 2006. Income and expenses are incurred during the years 2005 and 2006 are translated to US$ at the average monthly ended rate of US$1.00=RMB8.1826 for the year 2005 and US$1.00=RMB7.9579 for the year 2006. The translation rates represent the noon buying rate by the Federal Reserve Bank of New York. No representation is made that the Renminbi amounts could have been, or could be, converted into U.S. dollars at that rate or at any particular average monthly ended rates for the years 2005 and 2006, and on December 31, 2005 and 2006 or at any other date. All translation differences between RMB and U.S. dollar are recorded in the consolidated statement of operations.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

3.	Summary of Significant Accounting Policies

(a)	Principles of Consolidation

The Consolidated financial statements include the Company and its three subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Cash

Cash consist of cash on hand and in bank.

(c)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount after deduction of trade discounts, value added taxes and allowance, if any, and do not bear interest. The allowance for doubtful accounts is management's best estimate of the amount of probable credit losses in the existing accounts receivable. Management determines the allowance based on historical write-off experience, customer specific facts and economic condition. No allowance has been provided for doubtful accounts as of December 31, 2005 and 2006 (Note 5).

(d)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the weighted average cost method. Cost of work in progress and finished goods comprise direct material, direct production and an allocated proportion of production overheads.

(e)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation or amortization. Depreciation expense is recognized using the straight-line method to the asset's estimated residual value over the estimated useful lives of the assets as follows:
Years

Leasehold improvement	3-5
Buildings	20
Production equipment	3-5
Furniture, fixtures and office equipment	3-5
Motor vehicles	5-10

Leasehold improvements are amortized straight line over the shorter of the lease term or estimated useful life of the asset. Depreciation of property, plant, and equipment attributable to manufacturing activities is capitalized as part of inventory, and expensed to cost of revenues as inventory is sold.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

3.	Summary of Significant Accounting Policies (.../Cont'd)

(f)	Intangible Assets

Intangible assets were contributed to the Group and are stated at cost, representing the fair value at the time of contribution by minority owner of a subsidiary. Fair value was supported by cash contributed contemporaneously by another investor. Cost is net of accumulated amortization and impairment losses. Amortization expense is recognized on the straight-line basis over the estimated respective useful lives of these intangible assets as follows:

Years
Patented technology	20
Software	5

Management reviews the carrying values of its intangible assets if the facts and circumstances suggest that these assets may be impaired. To the extent that the review indicates that the carrying values of these assets may not be recoverable, as determined based on their estimated future undiscounted cash flows over the remaining amortization period, the carrying values of these assets will be reduced to their estimated fair values.

(g)	Investment in Affiliated Company

Beijing Kbeta was established in December 15, 2004 at which time Tibet Changdu acquired a 20% equity interest. During fiscal year 2005, Tibet Changdu acquired an additional 30% equity interest in Beijing Kbeta for RMB 300,000. The cost for each acquisition approximated fair value of the proportion of the net assets acquired and accordingly, no investor level goodwill was recognized.

The Company's equity interest in Beijing Kbeta is accounted for used the equity method of accounting because the Company has the ability to exercise significant influence over the investee, but does not have a controlling financial interest.

If circumstances indicate that the carrying value of the Group's investment in Beijing Kbeta may not be recoverable, the Group would recognize an impairment loss by writing down its investment to its estimated net realizable value if management concludes such impairment is other than temporary.

(h)	Impairment of Long-Lived Assets

Long-lived assets, including property, plant, and equipment and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet.

No Impairment was recognized in 2005 and 2006.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

3.	Summary of Significant Accounting Policies (.../Cont'd)

(i)	Revenue Recognition

The Group generates revenue primarily from sales of medical equipment and provision of maintenance and support services. Revenue is recognized as follows:

The Group recognizes revenue when products are delivered and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. The sales price of the medical equipment includes the training and installation services. These services are ancillary to the purchase of medical equipment by customers and are normally considered by the customers to be an integral part of the acquired equipment. As the delivered items (training and installation services) do not have determinable fair values, the Group recognizes revenue for the entire arrangement upon customer acceptance, which occurs after delivery and installation.

In the PRC, value added tax ("VAT") of 17% on invoice amount is collected in respect of the sales of goods on behalf of tax authorities. The VAT collected is not revenue of the Group; instead, the amount is recorded as a liability on the balance sheet until such VAT is paid to the authorities.

Pursuant to the laws and regulations of the PRC, Shenzhen Hyper is entitled to a refund of VAT on the sales of self-developed software embedded in medical equipment. The VAT refund represents the amount of VAT collected from customers and paid to the authorities in excess of 3% of relevant sales. The amount of VAT refund is calculated on a monthly basis. As the refund relates directly to the sale of self-developed software that is embedded in the Group's products, the Group recognizes the VAT refund at the time the product is sold. The amount is included in the line item "Revenues, net" in the consolidated statements of income and is recorded on an accrual basis. VAT refunds included in revenue for the year ended December 31, 2006 was RMB 1,346,154. There were no VAT refunds for the year ended December 31, 2005.

Pursuant to the document dated December 16, 2004 with No.173 issued by Tibet Finance Bureau, the profits tax payment of Tibet Changdu in excess of RMB 900,000 for a year will be refundable by Tibet Finance Bureau. The 31% and 38.75% of business tax payment and value added tax payment respectively for a year will be refundable by Tibet Finance Bureau provided that the business tax payment and value added tax payment should be arrived at RMB 1 million and RMB 1.5 million for a year respectively. Such tax incentive policy will be valid for 5 years from the year of commencement of tax refund. The tax subsidy income from Tibet Finance Bureau was included in the Group's revenue for 2006 (Note 12).

The medical equipment sold by the Group has embedded self-developed software. In all cases, the medical equipment is marketed and sold based on its performance and functionality as a whole. The self-developed software is not sold on a standalone basis.

Tibet Changdu also provides comprehensive post-sales services to certain distributors for medical equipment used by hospitals. These contracts are negotiated and signed independently and separately from the sales of medical equipments. According to the agreements, Tibet Changdu provides comprehensive services including exchange of cobalt, training to users of the medical equipment, maintenance of medical equipment, upgraded software and consulting. Fees for the services are recognized under the straight-line method over the life of the contract.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

3.	Summary of Significant Accounting Policies (.../Cont'd)

(j)	Research and Development Costs

Research and development costs are expensed as incurred.

(k)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized.

(l)	Retirement and Other Postretirement Benefits

Contributions to retirement schemes (which are defined contribution plans) are charged to consolidated statements of operations as and when the related employee service is provided.

(m)	Warranty Costs for Medical Equipment

The Group provides a product warranty to its customers to repair any product defects that occur generally within twelve months of the date of sales. Based on the limited number of actual warranty claims and the historically low cost of such repairs, the Group has not recognized a liability for warranty claims, but rather recognizes such cost when product repairs are made.

(n)	Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount and the estimated useful lives of long-lived assets; valuation allowances for receivables, realizable values for inventories and deferred income tax assets. Actual results could differ from those estimates.

(o)	Contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the businesses that relate to a wide range of matters, including among others, product liability. The Group records accruals for such contingencies based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter. As management has not become aware of any product liability claim arising from any medical incident over the last three years, the Group has not recognized a liability for product liability claims.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

3.	Summary of Significant Accounting Policies (.../Cont'd)

(p)	Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standard Board ("FASB") issued FASB Statement No. 123R (revised 2004), Share-Based Payments, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services, in share-based payment transactions. This Statement is a revision to Statement 123 and supersedes Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. For nonpublic companies, this Statement requires measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. The Group has not been engaged in any share-based payment transactions.

In December 2004, the FASB issued FASB Statement No. 151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling cost, and wasted material (spoilage). Under this Statement, such items will be recognized as current-period charges. In addition, the Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement will be effective for the Company for inventory costs incurred on or after January 1, 2007. Management anticipates that this new Statement will not have a material impact on the Group.

In December 2004, the FASB issued FASB Statement No. 153, Exchanges of Nonmonetary Assets, which eliminates an exception in APB 29 for recognizing nonmonetary exchanges of similar productive assets at fair value and replaces it with an exception for recognizing exchanges of nonmonetary assets at fair value that do not have commercial substance. This Statement will be effective for the Company for nonmonetary asset exchanges occurring on or after January, 1, 2007. Management currently does not contemplate entering into any transactions within the scope of FASB Statement No. 153. Consequently, management does not believe the adoption of the statement will have material impact on its consolidated financial statements.

In September 2005, the Emerging Issues Task Force ("EITF") issued EITF issue No. 04-13 Accounting for Purchases and Sales of Inventory with the Same Counterparty, EITF 04-13 provides guidance as to when purchases and sales of inventory with the same counterparty should be accounted for as a single exchange transaction. EITF 04-13 also provides guidance as to when a nonmonetary exchange of inventory should be accounted for at fair value. EITF 04-13 will be applied to new arrangements entered into, and modifications or renewals of existing arrangements occurring after January 1, 2007. The Group does not have such transactions within the scope of EITF 04-13. Consequently, management doesn't believe the adoption of the statement will have material impact on its consolidated financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes". FIN 48 establishes the threshold for recognizing the benefits of tax-return positions in the consolidated financial statements as "more-likely-than-not" to be sustained by the taxing authority, and prescribes a measurement methodology for those positions meeting the recognition threshold. FIN 48 is effective the fiscal year beginning after December 15, 2006. Management is currently evaluating the effect that the adoption of FIN 48 will have on its consolidated financial position and results of operations.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

3.	Summary of Significant Accounting Policies (.../Cont'd)

(q)	Segment Reporting

The Company has no operating segments, as that term is defined in FASB Statement No. 131, Disclosure About Segments of an Enterprise and Related Information. All of the Group's operations and customers are in China. Accordingly, no geographic information is presented.

4.	Cash

Cash represents cash in bank and cash on hand. There were no cash equivalents as of December 31, 2005 and 2006.

Renminbi is not a freely convertible currency and the remittance of funds out of the PRC is subject to the exchange restrictions imposed by the PRC government.

5.	Trade Accounts Receivable

The Group performs ongoing credit evaluations of its customers' financial conditions. The Group generally requires its customers to provide advanced cash deposits for their purchases. The Group has historically been able to collect all of its receivable balances, and accordingly, has not provided any allowance for doubtful accounts as of December 31, 2005 and 2006.

6.	Prepayments and Other Receivables

	2005	2006
	RMB	RMB

Prepayments to suppliers	12,316,076.02	12,236,881.92
VAT refund receivables	127,446.81	-
Tax deposits	2,302,101.92	1,689,062.50
Advances to third parties (Note a)	5,071,840.00	1,322,000.00
Others (Note b)	5,550,368.51	6,498,321.14
	25,367,833.26	21,746,265.56

(a)
Advances to third parties are unsecured, interest-free advances for working capital purposes and repayable within one year. In fiscal 2004, Tibet Changdu made an advance to third parties amounting to RMB 4,400,000. These third parties repaid RMB 650,000 and RMB 2,428,000 in fiscal 2005 and 2006, respectively. In fiscal 2005, Tibet Changdu made advance of RMB 1,321,840 to a third party. This advance was repaid by the third party in fiscal 2006.

(b)	The amount of others as of December 31, 2005 and 2006 included RMB5,000,000 due from Shenzhen Jiancheng (Note 15).

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

7.	Inventories

Inventories as of December 31, 2005 and 2006 consist of the following:

	2005	2006
	RMB	RMB

Raw materials	4,257,723.76	6,593,177.89
Work-in-progress	7,364,438.82	6,085,946.26
	11,622,162.58	12,679,124.15

8.	Property, Plant and Equipment

	2005	2006
	RMB	RMB

Leasehold improvement	1,175,829.81	1,175,829.81
Buildings	769,410.00	753,644.00
Production equipment	2,418,120.50	2,848,120.50
Furniture, fixtures and office equipment	982,071.00	1,160,942.71
Motor vehicles	975,492.72	975,492.72
	6,320,924.03	6,914,029.74

Accumulated depreciation and amortization	(2,303,496.58)	(3,513,746.47)
	4,017,427.45	3,400,283.27

9.	Intangible Assets

The following table summarizes the Group's net amortized carrying value of its intangible assets as of December 31, 2005 and 2006.

	Patented
	technology	Software	Total
	RMB	RMB	RMB

Balance as of January 1, 2005	8,122,065.73	2,074,110.00	10,196,175.73
Amortization	(563,380.28)	(1,244,466.00)	(1,807,846.28)
Balance as of December 31, 2005	7,558,685.45	829,644.00	8,388,329.45
Amortization	(563,380.28)	(829,644.00)	(1,393,024.28)
Balance as of December 31, 2006	6,995,305.17	-	6,995,305.17

Patented technology represents a patent for the production of a component of the radiation treatment system. The patent was applied prior to its injection to Shenzhen Hyper as a capital contribution. Pursuant to the patent certificate, the patent was valid for 20 years from the application date, May 1999. Therefore it was amortized over the rest of the valid patent period, which is the estimated remaining useful life.

Software is utilized in the manufacture of medical equipment and is amortized over its estimated useful life.

Estimated amortization expenses for the years ending December 31, 2007, 2008, 2009, 2010 and 2011 is RMB563,380 each year.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

10.	Accrued Liabilities and Other Payable

Accrued liabilities and other payables as of December 31, 2005 and 2006 consist of the following:

	2005	2006
	RMB	RMB

VAT, other taxes payable and surcharges	3,487,165.82	6,704,292.10
Accrued expenses	285,638.48	576,396.23
Accruals for salaries and welfare	1,148,870.22	1,247,657.46
Receipts in advance	-	2,345,588.67
Advances from third party	21,186,731.94	1,318,133.00
	26,108,406.46	12,192,067.46

Receipts in advance represent cash deposits received from customers in connection with the sales of products.

Advances from third party represent unsecured, interest-free advances which are repayable on demand.

11.	Owners' Equity

(a)	Registered capital

The Company is a limited liability company established in July 2006. The registered capital of the Company is US$ 50,000 and issued capital is US$ 1.

(b)	Discount on capital issuance

Discount on capital issuance represents the amount for the purchase consideration of Shenzhen Hyper and Wuhan Kangqiao in excess of the fair value of the net asset of the two companies.

(c)	Retained earnings

(i)	Retained earnings include the following:

Retained earnings for the years ended December 31, 2005 and December 31, 2006 include a General Reserve Fund amounted RMB 4,730,039 and RMB 10,428,953 respectively, less dividends paid in 2006.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

11.	Owners' Equity (.../Cont'd)

(c)	Retained earnings (.../Cont'd)

(ii)	General reserve fund includes statutory surplus reserve and statutory public welfare reserve.

Statutory surplus reserve

In accordance with PRC Company Law, Tibet Changdu is required to appropriate at least 10% of the profit arrived at for each year to the statutory surplus reserve. Appropriation to the statutory surplus reserve by Tibet Changdu is based on profit arrived at under PRC accounting standards for business enterprises for each year.

The profit arrived at must be set off against any accumulated losses sustained by Tibet Changdu in prior years, before allocation is made to the statutory surplus reserve. Appropriation to the statutory surplus reserve must be made before distribution of dividends to owners. The appropriation is required until the statutory surplus reserve reaches 50% of the registered capital. This statutory surplus reserve is not distributable in the form of cash dividends.

Statutory public welfare reserve

In accordance with PRC Company Law, Tibet Changdu appropriates 5% of the profit arrived at for each year to the statutory public welfare reserve prior to December 31, 2005. No statutory public welfare reserve is mandatory after December 31, 2005. Appropriation to the statutory public welfare reserve by Tibet Changdu is based on profit arrived at under PRC accounting standards for business enterprises for each year.

The fund can only be utilized for capital items for the collective benefit of Tibet Changdu's employees such as construction of dormitories, canteens and other staff welfare facilities. This fund is non-distributable other than on liquidation. The transfer to this fund must be made before distribution of any dividends.

According to PRC Company Law, a Foreign Investment Enterprise is not required to make a provision for statutory public welfare reserve.

(d)	Dividend

Pursuant to the resolution passed at the Board of Directors' meeting in 2006, total dividends of RMB72,933,088.67 were declared and paid to Tibet Changdu's equity owner. The dividend is based on retained earnings arrived at under PRC accounting standards for business enterprise.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

12.	Revenues

Revenues for the years ended December 31, 2005 and 2006 consist of the following:

	2005	2006
	RMB	RMB

Sales of GTS equipment and service income	80,992,333.89	89,820,352.57
Business tax and surcharges	(882,468.29)	(2,571,942.04)
VAT tax refund for software system	-	1,346,153.85
Government subsidy for high and new technology business	-	818,300.00
Regional government tax subsidy	-	8,804,715.26
Other revenue	83,600.00	36,000.00
	80,193,465.60	98,253,579.64

The high and new technology business subsidy was granted by the government authorities to Shenzhen Hyper which can be used for enterprise development and technology innovation purposes.

13.	General and Administrative Expenses

The amount for the year ended December 31, 2005 included a loss on disposal of leasehold improvement amounted RMB 1,110,479. (None in 2006)

14.	Income Taxes

All of the Group's income is generated in the PRC.

Income tax expense for the years ended December 31, 2005 and 2006:

	2005	2006
	RMB	RMB

Current income tax expense	3,086,828.28	11,086,539.63
Deferred income tax benefit (expense)	(210,282.69)	20,982.45
Total income tax expense	2,876,545.59	11,107,522.08

As Tibet Changdu is located in the western area in the PRC and is within the industry specified by relevant laws and regulations of the PRC, the tax rate applicable to the Company is 15%.

Wuhan Kangqiao is a high-tech enterprise with operations in an economic-technological development area in the PRC, the applicable tax rate is 15%.

Shenzhen Hyper is a high-tech manufacturing company located in Shenzhen special economic region. Therefore, the applicable tax rate is also 15%. According to local tax regulation, Shenzhen Hyper is entitled to a tax-free period for the first two years, commencing from the first profit-making year and a 50% reduction in state income tax rate for the next six years. Shenzhen Hyper has not turned from accumulated losses to retained profits as of December 31, 2006.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

14.	Income Taxes (...Cont'd)

A reconciliation of the expected income tax expense to the actual income tax expense for the years ended December, 2005 and 2006 are as follows:

	2005	2006
	RMB	RMB

Income before minority interest and income tax	35,829,499.16	65,068,505.43

Expected PRC income tax expense at statutory tax rate of 33%	11,823,734.72	21,472,606.79
Non-deductible expenses
- Non-deductible entertainment expenses	44,854.86	-
- Non-deductible salaries and welfare	127,140.90	-
- Others	16,193.08	253,802.05
Non-taxable income	(247,564.59)	(285,328.58)
Others	(2,438,503.53)	1,378,772.80
Tax rate differences	(6,449,309.85)	(11,712,330.98)
Actual income tax expense	2,876,545.59	11,107,522.08

The PRC tax system is subject to substantial uncertainties and has been subject to recently enacted changes, the interpretation and enforcement of which are also uncertain. There can be no assurance that changes in PRC tax laws or their interpretation or their application will not subject the Group to substantial PRC taxes in the future.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 2005 and 2006 are presented below.

	2005	2006
	RMB	RMB

Current deferred tax assets:
Provisions for other receivables	147,335.34	147,335.34
Current deferred tax assets	147,335.34	147,335.34

Non-current deferred tax assets:
Deferred expenses	62,947.35	41,964.90
Non-current deferred tax assets	62,947.35	41,964.90
Total deferred tax assets	210,282.69	189,300.24

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred taxes are deductible, management believes it is more likely than not that Tibet Changdu and subsidiaries will realize the benefits of these deductible differences at December 31, 2006. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

15.	Related Party Transactions

(a)	Summary of significant related party transactions

The significant related party transactions of the Group are summarized as follows:

	2005	2006
	RMB	RMB

Sales of medical equipment (i)	52,029,914.51	15,384,615.38
Cash advance to related party (ii)	-	5,370,000.00
Repayments of advances to related party (iii)	3,850,000.00	7,000,000.00
Transfer from receivable from third party (iv)	5,000,000.00	-
Acquisition of Tibet Changdu (v)	-	50,000,000.00

(i)
Represents the sales of medical equipment and income from service provided to Shenzhen Jiancheng prior to October 1, 2005. Shenzhen Jiancheng was owned by Mr. Hui Xiaobing until it was sold to third parties effective from October 1, 2005. Shenzhen Jiancheng has been mainly engaged in sales of the Group's medical equipment to third parties, forming joint ventures with hospitals and providing maintenance services for equipment used by hospitals.

The total sales of medical equipment and income from services provided to Shenzhen Jiancheng for the years ended December 31, 2005 and 2006 are RMB 57,117,415 and RMB 62,217,788, respectively. The contracts with Shenzhen Jiancheng were made before October 1, 2005 which are disclosed as related party transactions. Sales of medical equipment to Shenzhen Jiancheng and contracted before October 1, 2005 were included in revenue for the year ended December 31, 2005 and 2006 are RMB 52,029,915 and RMB 15,384,615 respectively.

(ii)
Amount is unsecured, interest-free advance for working capital purposes to/from Shenzhen Huiheng Industry Co., Ltd. ("Huiheng"), which is under same control of Mr. Hui Xiaobing. Amount is repayable on demand.

(iii)	Amounts are unsecured, interest-free advances for working capital purposes to Huiheng. Amounts are repayable on demand.

(iv)	Amount represents the receivable from Huiheng. The amount was an assignment of advances to third party.

(v)	In August 2006, the Company acquired equity interest of Tibet Changdu 99% from Huiheng and 1% from Mr. Hui Xiaobing in consideration of RMB49,500,000 and RMB500,000 respectively (Note 15(b)).

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

15.	Related Party Transactions (.../Cont'd)

(b)	Amounts due from/to related parties

Amount due from a related party

	2005	2006
	RMB	RMB

Huiheng (ii)	-	5,370,000.00

Amount due to related parties
	2005	2006
	RMB	RMB

Huiheng (iii)	56,500,000.00	49,500,000.00
Hui Xiaobing (iii)	499,991.72	507,983.99
	56,999,991.72	50,007,983.99

(i)
Because Shenzhen Jiancheng was not a related party of the Group subsequent to October 1, 2005, the balances with Shenzhen Jiancheng are not included in the amounts due from/(to) related parties as of December 31, 2005. The balances with Shenzhen Jiancheng as of December 31, 2005 is summarized below:

2005
RMB

Trade accounts receivable	54,430,600.00
Trade accounts payable	1,550,000.00
Prepayments and other receivables	5,000,000.00
Accrued liabilities and other payables	21,186,731.94

(ii)	Amount represents interest-free advances to Huiheng of RMB 5,370,000 for working capital purpose and repayable on demand.

(iii)	As disclosed in Note 15 (a), the amount represents the balance of the purchase price related to the acquisition of Tibet Changdu in August 2006. The amount is payable on demand.

16.	Pension and Other Postretirement Benefits

Pursuant to the relevant laws and regulation in the PRC, the Group participates in defined contribution retirement plans for its employees arranged by a governmental organization. The Group makes contributions to the retirement scheme at the applicable rate based on the employees' salaries. The required contributions under the retirement plans are charged to the consolidated statements of operations on an accrual basis. The Group's contributions totalled RMB 238,489 and RMB 418,000 for the years ended December 31, 2005 and 2006 respectively.

The Group has no other obligation to make payments in respect of retirement benefits of its employees.

ALLIED MORAL HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2006

17.	Derivative Financial Instruments and Hedging Activities

The Group did not enter into any derivative financial instruments for any purpose during the years presented. The Group does not hedge risk exposures or speculate using derivative instruments.

18.	Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amount of financial instruments, such as trade accounts receivable, other receivables, trade accounts payable, and other payables, approximates their fair values because of the short term maturity of these instruments.

19.	Significant Concentrations

All of the Group's customers are located in the PRC. Four customers represented 85% and 89% of consolidated revenues for 2005 and 2006, respectively. These customers also represented 97% of the trade accounts receivable as of December 31, 2005 and 2006.

The Group expects that a substantial portion of the sales will continue to be generated by a relatively small group of distributors, including Shenzhen Jiancheng, that may change from year to year primarily due to the fragmented nature of the medical equipment distribution industry in China.

20.	Operating Lease Commitments

Rental expense for obligations under operating leases was RMB 667,268 and RMB 356,088 for the years ended December 31, 2005 and 2006, respectively. As of December 31, 2006, the total future minimum lease payments under non-cancellable operating leases in respect of premises are payable as follows:

RMB

For the year ending December 31, 2007	74,906.00

21.	Minority interest

Minority interest represents the share of 25% equity interest of Shenzhen Hyper as of December 31, 2005 and 2006.

22.	Subsequent event

The Company sub-divided the par value of share from US$1.00 per share to US$0.01 per share and increased the Company's authorized shares from 50,000 common shares to 35,000,000 common shares and 5,000,000 preferred shares at par value of US$0.01 for increase in authorized share capital from US$50,000 to US$400,000 in January and February 2007.

The Company allotted 13,957,165 common shares at par value and 2,666,667 preferred shares at US$3.75 per share and also made a redemption of 957,265 common shares at US$3.75 per share in January and February 2007.